Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421 and 333-105032), on Form S-3 (Nos. 33-5044, 33-23450, 33-27505, 33-31388, 33-49820, 333-19025, 333-94889, 333-38564, 333-54014, 333-67772, 333-82988, 333-101122, 333-101779 and 333-106041) and on Form S-4 (Nos. 33-808, 33-15357, 33-53937, 333-21327, 333-47927, 333-36670, 333-84454 and 333-109329) of Baxter International Inc. of our report dated February 20, 2004 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 20, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

March 10, 2004